Exhibit 99.1

Q2FY24 Earnings Call Script for November 8, 2023, 8:00 a.m. ET Page 1 of 4

MiX Telematics – Q2FY24 Earnings Call Script

Speakers

Stefan “Joss” Joselowitz, MiX Telematics – President & CEO

Paul Dell, MiX Telematics – CFO

PRESENTATION

Operator

Good morning, everyone, and thank you for participating in today’s conference call to discuss MiX Telematics’ financial results for the second quarter of fiscal 2024, ended September 30, 2023.

Joining us today are MiX Telematics’ President and CEO, Stefan Joselowitz and the Company’s CFO, Paul Dell. Following their remarks, we’ll open the call for any questions you may have.

I’d now like to turn the conference over to MiX Telematics’ Chief Financial Officer, Paul Dell, as he reads the Company’s Safe Harbor Statement regarding forward looking statements. Paul, please go ahead.

Paul Dell – MiX Telematics - CFO

Thank you, and good morning, everyone.

Before we continue, I’d like to remind all participants that during today’s call we will make forward-looking statements related to our business, which are subject to material risks and uncertainties that could cause our actual results to differ materially. For discussion of the material risks and other important factors that could affect our results, please refer to those contained in our Form 10-K and other SEC filings, all of which are available on the Investor Relations section of our website. We will also be referring to certain non-GAAP financial measures. There is a reconciliation schedule detailing these results currently available in our press release, which is located on our website and filed with the SEC.

With that, I would like to turn the call over to MiX Telematics’ President and CEO, Stefan Joselowitz. Joss?

Stefan “Joss” Joselowitz – MiX Telematics – President & CEO

Thank you, Paul, and good morning everyone.

It’s been an exciting few weeks since we announced our proposed business combination with PowerFleet. This merger of equals will result in one of the largest global providers of connected vehicle SaaS solutions and I firmly believe that this is the ideal path forward for our organization and shareholders.

In addition to the benefits of a direct Nasdaq listing, which will provide us with significantly increased market exposure and an expanded investor base, the combined entity is expected to unlock further shareholder value through synergistic activities and leveraging our combined best-in-class SaaS solutions to further capitalize on the significant global market opportunity. I’ll dive into more details regarding the transaction a bit later, but let’s first review our performance during the second quarter of fiscal 2024.

We delivered another strong quarter with record subscriber growth, increased profitability and solid free cash flow. With the macro-environment remaining uncertain and volatility persisting across many of our markets, our model continues to be resilient, and our balance sheet remains a strategic asset.

We continued to accelerate subscriber growth adding a record 47,400 subscribers in the quarter and we expect this trend to continue. Subscription revenue of $32.4 million, which represents 86% of total revenue, increased 10% year-over-year on a constant currency basis and I am pleased to report that our Adjusted EBITDA margin expanded by 550 basis points from a year ago. We generated free cash flow of $2.1 million in the quarter and we anticipate our performance in this regard to remain positive through the remainder of our fiscal year and beyond.

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Our solutions are at the forefront of helping customers address multiple, key business issues including improving safety, energy and cost efficiency, and monitoring of ESG initiatives. We continue to see growing global demand for investment into our premium fleet solutions and accelerated demand for our integrated AI video platform from both new and existing customers. We also expect the future combination with PowerFleet’s product suite to significantly increase our ability to compete with, and acquire new customers in our regions and expand service revenue within our existing customers.

In terms of notable wins and callouts from the quarter, Africa continues to be our strongest performer with broad based sector growth and increasing momentum in the light fleet market. We added some exciting new customer programs that bolstered new subscriber acquisition in Europe, LATAM and Australia. We also continued to acquire new customers in the U.S. and increased our momentum with the onboarding of the nationwide fast food company we discussed on recent calls. While the quarter yielded many positives, we were disappointed to receive notification from an energy sector customer that they would not be renewing their contract which comes to an end in December this year.

On the technology front, we are on track with the migration and integration of the Trimble FSM customers to the MiX platform. We should soon be able to leverage the new features and enhancements from this project to enter the construction vertical in other geographies and expand our offerings to existing MiX customers. During the quarter, we released further enhancements to our AI video telematics offering, as well as our data insights and visualization platform. Furthermore, our teams continue to deliver on strategic initiatives that are expected to bolster new customer acquisition in the short term.

Now let’s talk more about the proposed business combination with PowerFleet. As I have referenced on prior calls, we’ve had a dedicated team searching for accretive M&A opportunities over the past year. After evaluating a number of strategic opportunities, we strongly believe that PowerFleet’s Unity strategy, and our combined scale, perfectly positions us to transform the connected fleet SaaS industry and drive growth globally. On closing, the combined business will have a starting base of more than 1.7 million subscribers with the ability to cross-sell and upsell additive software solutions to a truly global set of customers. The combined R&D capabilities will accelerate our AI advancement and data integration capabilities.

I’ll let Paul walk through the details of the transaction, but we believe that joining forces with PowerFleet will dramatically accelerate our timeline towards stronger growth and scale in the U.S. and other key geographies, while also providing our combined and loyal customer base with increased value through a wider product offering. Organizationally, we see a symbiotic culture. Each organization has a high net employee retention rate with motivated, energized and deeply experienced teams. These are all key ingredients for ensuring customer satisfaction. We both pride ourselves on placing best-in-class customer experience at the heart of our approach and our unification will be founded on not only maintaining but also continuing to enhance our customer experience. We will also be very focused on optimizing systems and processes. We expect to leverage the best of both businesses to combine and accelerate operational efficiencies. After an extensive due diligence period and digging even deeper into PowerFleet’s operations over the past few months, we are confident this will be a smooth and efficient integration process.

The combined management structure, which will see our talented and experienced MIX executives playing high profile roles, will be led by PowerFleet’s CEO Steve Towe and CFO David Wilson. As stated previously I intend to retire at the conclusion of this transaction but plan to continue as a long-term shareholder of PowerFleet. I am impressed by what Steve has accomplished at PowerFleet since he took the helm in January of 2022, and I would like to reiterate that he has a proven track record of delivering exceptional results for customers, employees and shareholders. His core skill sets are focused around building world-class organizations, driving innovative go-to-market product strategies and successfully integrating accretive acquisitions.

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Overall, I'm very confident that this is a great opportunity for both organizations to succeed and thrive in today's rapidly evolving marketplace. Scale is critical! We believe doing something this transformative gets us to the necessary scale very quickly and puts us in an excellent position to continue growing market share, whilst unlocking value for shareholders. Before I hand over to Paul, I would like to remind everyone that we are scheduled to host both the MiX and PowerFleet investors and analysts in New York next week. Senior executives from both companies are excited to present the vision, market overview, Unity platform strategy and AI roadmap, together with financial targets for the combined business. The event will also be webcast live and subsequently made available to investors under the investor relations section of our website.

Paul, over to you.

Paul Dell – MiX Telematics - CFO

Thanks, Joss. Looking first at our financial results for the second fiscal quarter ended September 30, 2023. Our total revenue of $37.8 million grew 11.5% on a constant currency basis. Subscription revenue increased to $32.4 million, representing 85.9% of total revenue, compared to $30.7 million, or 87.1% of total revenue, in the same year ago period. The FSM business, which we acquired in the second quarter of fiscal 2023, contributed $1.9 million in subscription revenue during the current quarter. On a constant currency basis, second quarter subscription revenue increased by 10.4%, year-over-year, of which 2.9% was attributable to the FSM acquisition. Most of our revenues are derived from currencies other than the U.S. dollar like the South African Rand and British Pound. The change in foreign currency exchange rates resulted in a 4.7% decline in our reported subscription revenues this quarter.

We added 47,400 subscribers during the quarter, and compared to the same quarter last year, our total base increased by approximately 174,400 subscribers or 19%. The growth this quarter was primarily in our asset tracking and light fleet categories.

In addition to subscription revenue growth, we were pleased to see constant currency hardware and other revenues grow 19% from the second quarter of fiscal 23. The growth is being driven by a number of our international regions including Brazil, Europe, Middle East and Australasia.

Our gross margin in the second quarter decreased 110 basis points to 61.6% compared to 62.7% in the same year ago quarter. Our subscription revenue margin decreased 250 basis points to 65.4% compared to 67.9% in the same year ago period and was impacted by accelerated depreciation of in-vehicle devices following the non-renewal of the energy sector customer Joss mentioned earlier.

Adjusted EBITDA increased 42% to $8.5 million compared to $6.0 million in the year-ago period. As a percentage of total revenue, adjusted EBITDA margin increased by 550 basis points year-over-year to 22.5%.

Looking at our cash performance, we gained $8.5 million in net cash from operating activities and invested $6.4 million in capital expenditures, leading to free cash flow of $2.1 million compared to cash burn of $5.1 million in the prior year period. We ended the quarter with $29.5 million in cash and cash equivalents. Looking at our forecast payment schedules and investing activities, we continue to expect significant cash to be generated in the remainder of the 2024 fiscal year.

Now I wanted to recap the details of our proposed business combination with PowerFleet. The combined entity will continue to operate under the PowerFleet brand umbrella, utilizing their current ticker symbol, PWFL on Nasdaq. In addition, the combined company plans to have a secondary listing on the JSE in South Africa to ensure this will be a smooth for our South African-based shareholders.

This is going to be an all-stock transaction with our shareholders exchanging 100% of their outstanding MiX ordinary shares, including MiX ordinary shares represented by MiX American depositary shares for consideration consisting of PowerFleet's common shares payable at closing. The number of PowerFleet's common shares to be issued as consideration will be based on the post-transaction ownership structure whereby current MiX shareholders will own 65.5% and current PowerFleet shareholders will own 34.5% of the combined entity immediately following the closing of the transaction. The exchange ratio assumes all MiX issued ordinary shares, including those represented by MiX ADSs are exchanged for common shares in PowerFleet.

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In connection with the transaction, PowerFleet and MiX are positioned to secure approximately $75 million in incremental debt, inclusive of $60 million in senior secured debt, which the companies anticipate will be fully executed at or before closing. The proceeds from the refinancing of the combined company's balance sheet will be used to redeem in full the outstanding PowerFleet convertible preferred stock held by affiliates of Abry Partners. Transaction-related expenses will be paid from cash on the balance sheet. Given the current sources of positive cash generation, we have also structured transaction so that the go forward PowerFleet balance sheet includes new Israeli shekel and South African rand-denominated debt, providing a natural FX hedge for USD-denominated investors.

We continue to expect that the transaction will close in the first quarter of the calendar year 2024. The transaction close is contingent upon shareholder votes from each respective shareholder base, with MiX Telematics requiring 75% of shareholder approval and PowerFleet requiring a majority shareholder approval, as well as other customary closing conditions. We look forward to issuing more details around the shareholder vote in due course.

Before I turn the call over to the operator for Q&A, I wanted to touch on our outlook for fiscal 24. At the combined investor and analyst day next week, we plan to provide further financial details of the combined entity which will include high-level revenue and EBITDA targets. On a stand-alone basis we would like to advise that the loss of the energy sector customer referenced earlier is expected to provide headwinds in the second half of the fiscal year while we replace the revenue with new customer acquisition. We now anticipate that both constant currency organic subscription revenue and ARR growth will be in the mid-single digits with the full year adjusted EBITDA margin approaching the mid-20s. Overall MiX Telematics expects to continue to maintain a disciplined approach to growth with a focus on delivering strong profitability and cashflows while progressing towards Rule of 40 performance in the medium term.

This concludes our prepared remarks, and I’ll now turn the call back over to the Operator for Q&A.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of federal securities laws. Powerfleet’s, MiX’s and the combined business’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements include, without limitation, the parties’ expectations with respect to their beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions and future performance, as well as anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors, which may cause their actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Most of these factors are outside the parties’ control and are difficult to predict. The risks and uncertainties referred to above include, but are not limited to, risks related to: (i) the completion of the proposed transaction in the anticipated timeframe or at all; (ii) the satisfaction of the closing conditions to the proposed transaction including, but not limited to the ability to obtain approval of the stockholders of Powerfleet and shareholders of MiX and the ability to obtain financing; (iii) the failure to obtain necessary regulatory approvals; (iv) the ability to realize the anticipated benefits of the proposed transaction; (v) the ability to successfully integrate the businesses; (vi) disruption from the proposed transaction making it more difficult to maintain business and operational relationships; (vii) the negative effects of the announcement of the proposed transaction or the consummation of the proposed transaction on the market price of MiX’s or Powerfleet’s securities; (viii) significant transaction costs and unknown liabilities; (ix) litigation or regulatory actions related to the proposed transaction; and (x) such other factors as are set forth in the periodic reports filed by MiX and Powerfleet with the Securities and Exchange Commission (“SEC”), including but not limited to those described under the heading “Risk Factors” in their annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this press release, and except as otherwise required by applicable securities law, neither MiX nor Powerfleet assumes any obligation nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Powerfleet intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Powerfleet and MiX and a prospectus of Powerfleet.

Additionally, MiX is preparing a scheme circular for MiX shareholders in accordance with the Companies Act of South Africa (including the Companies Act Regulations, 2011 thereunder) and the JSE Listings Requirements, including a notice of general meeting convening a shareholder meeting at which MiX shareholders will be asked to vote on the proposed transaction, which, together with the Powerfleet prospectus, will contain all relevant information for MiX shareholders voting on the proposed transaction. The scheme circular will be issued to MiX shareholders together with the joint proxy statement and the Powerfleet prospectus. If you hold MiX ordinary shares through an intermediary such as a broker/dealer or clearing agency, or if you hold MiX ADSs, you should consult with your intermediary or The Bank of New York Mellon, the depositary for the MiX ADSs, as applicable, about how to obtain information on the MiX shareholder meeting.

After Powerfleet’s registration statement has been filed and declared effective by the SEC, Powerfleet will send the definitive proxy statement/prospectus to the Powerfleet shareholders entitled to vote at the meeting relating to the proposed transaction, and MiX will send the scheme circular, together with the definitive proxy statement and Powerfleet prospectus, to MiX shareholders entitled to vote at the meeting relating to the proposed transaction. MiX and Powerfleet may file other relevant materials with the SEC in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN), THE SCHEME CIRCULAR AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Powerfleet and MiX once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Powerfleet or MiX make available copies of materials they file with, or furnish to, the SEC free of charge at https://ir.powerfleet.com and http://investor.mixtelematics.com, respectively.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to buy or sell any securities, or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Powerfleet, MiX and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Powerfleet and MiX in connection with the proposed transaction. Securityholders may obtain information regarding the names, affiliations and interests of Powerfleet’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023, its amended Annual Report on Form 10-K/A for the year ended December 31, 2022, which was filed with the SEC on May 1, 2023, and its definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on June 21, 2023. Securityholders may obtain information regarding the names, affiliations and interests of MiX’s directors and executive officers in its Annual Report on Form 10-K for the year ended March 31, 2023, which was filed with the SEC on June 22, 2023, and its definitive proxy statement for its 2023 annual general meeting of shareholders, which was filed with the SEC on July 28, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Powerfleet or MiX using the sources indicated above.